EXHIBIT 23(a)

            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated January 22, 1997, included in Northern Border Partners, L.P.'s Annual Report on Form 10-K for the year ended December 31, 1996, and to all references to our Firm included in this Registration
Statement.


                                  ARTHUR ANDERSEN LLP


Omaha, Nebraska
October 29, 1997